Patrick Industries, Inc. Completes Acquisition of Nickell Moulding Company, Inc.

ELKHART, IN - December 11, 2017 - Patrick Industries, Inc. (NASDAQ: PATK) (“Patrick” or the “Company”) announced today that it has completed the acquisition of the business and certain assets of Elkhart, Indiana-based Nickell Moulding Company, Inc. (“Nickell”), a custom manufacturer of hardwood and wrapped mouldings and trim, custom wood frames, and door components for the recreational vehicle (“RV”), retail and hospitality, manufactured housing (“MH”), and other markets. The Company projects Nickell’s full-year 2017 revenues to be approximately $21 million. The total cash consideration paid was approximately $11 million and the Company expects the acquisition to be immediately accretive to 2017 net income per share.

“Nickell’s position as a high-quality national supplier of custom mouldings and frames complements our existing hardwoods expertise and product offerings, providing us with the opportunity to increase our RV and MH content per unit and leverage our capabilities in three of our core markets,” said Todd Cleveland, Chief Executive Officer of Patrick. “Nickell is an excellent fit with our entrepreneurial brand philosophy and this acquisition is well-aligned with our strategic initiatives and capital allocation strategy.”
“Nickell has continually invested in technology to stay at the forefront of process and quality improvement, and is well-known for its state-of-the-art design and custom manufacturing capabilities and excellent customer and supplier relationships,” said Andy Nemeth, President of Patrick. “Consistent with previous acquisitions, we will support Nickell with a financial and operational foundation that will allow it to capitalize on its core competencies while preserving the entrepreneurial spirit that has been so important to its success.”
George Nickell, founder and President of Nickell, said, “After more than 36 years in business, we look forward to partnering with Patrick which is a natural fit with our value proposition to the various markets we serve. Our team is energized to continue to drive the business model to further expand our presence and grow our market share.”
The acquisition of Nickell included the acquisition of accounts receivable, inventory, and machinery and equipment, and was funded under the Company’s existing credit facility. Patrick will continue to operate Nickell on a stand-alone basis under its brand name in its existing facility.
Patrick Industries, Inc.
Patrick Industries, Inc. is a major manufacturer of component products and distributor of building products serving the recreational vehicle, manufactured housing, marine, kitchen cabinet, office and household furniture, fixtures and commercial furnishings, and other industrial markets and operates coast-to-coast through locations in 20 states and in China. Patrick’s major manufactured products include decorative vinyl and paper laminated panels, countertops, fabricated aluminum products, wrapped profile moldings, slide-out trim and fascia, cabinet doors and components, hardwood furniture, fiberglass bath fixtures and tile systems, thermoformed shower surrounds, specialty bath and closet building products, fiberglass and plastic helm systems and component products, wiring and wire harnesses, electrical systems components including instrument and dash panels, softwoods lumber, interior passage doors, RV painting, slotwall panels and components, aluminum fuel tanks, and CNC molds and composite parts and other products. The Company also distributes drywall and drywall finishing products, electronics and audio systems components, wiring, electrical and plumbing products, cement siding, raw and processed lumber, FRP products, interior passage doors, roofing products, laminate and ceramic flooring, shower doors, furniture, fireplaces and surrounds, interior and exterior lighting products, and other miscellaneous products.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any projections of financial performance or statements concerning expectations as to future developments should not be construed in any manner as a guarantee that such results or developments will, in fact, occur. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. The Company does not undertake to publicly update or revise any forward-looking statements except as required by law. Factors that may affect the Company’s operations and prospects are contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov.
Contact:
Julie Ann Kotowski
Investor Relations
Patrick Industries, Inc.
574-294-7511
kotowskj@patrickind.com